UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

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THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Douglas Drive Sanford, North Carolina	27330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 5, 2008, the Board of Directors of The Pantry, Inc. amended and restated the advance notice provisions of The Pantry, Inc's (the "Company") Amended and Restated Bylaws (the “Bylaws”). The following is a summary of the changes effected by the amendments to the Bylaws reflected in Article I, Section 1.9:

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Adding a provision specifying that for any nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Company and the business must be a proper matter for stockholder action;

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Adding a provision specifying that in addition to receiving enough information to enable the Company to determine whether a proposed nominee is qualified for election to the board of directors, the Company also must be provided with a written statement from a stockholder proposed nominee that such person:

o	is not party to any material relationships, including financial transactions and compensation, in connection with service as a director of the Company;
o	does not have any undisclosed voting commitments or other arrangements with respect to his/her actions as a director; and
o	will comply with all corporate governance, conflict of interest, confidentiality, and other policies and guidelines of the Company;
•	Adding a provision specifying that a stockholder proponent is required to fully disclose all ownership interests, including derivatives, hedged positions and other economic and voting interests.

The foregoing summary of the amendments to the Bylaws is qualified by its entirety in reference to, and should be read in conjunction with, the complete text of the Company’s Amended and Restated Bylaws, as amended and restated effective November 5, 2008, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Frank G. Paci
Frank G. Paci Sr. Vice President, Finance, Chief Financial Officer and Secretary

Date: November 10, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws